Exhibit 99

FOR IMMEDIATE RELEASE DATE: March 15, 2005

CONTACT:	Donald V. Rhodes
Chairman, President and
	Chief Executive Officer	(360) 943-1500

Heritage Financial Corporation Announces the Retirement of Director H. Edward Odegard

HERITAGE FINANCIAL CORPORATION (NASDAQ: HFWA)-Olympia, WA, March 15, 2005—Heritage Financial Corporation Chairman and Chief Executive Officer Donald V. Rhodes today announced the retirement of director H. Edward Odegard. Mr. Odegard (age 73) has asked that he not be re-nominated when his term expires in April of this year. Mr. Rhodes stated, “Ed has been a member of our board since 1987 and his insight and counsel will be missed”.

Heritage Financial Corporation is a bank holding company headquartered in Olympia, Washington. The Company operates two community banks, Heritage Bank and Central Valley Bank, NA. Heritage Bank serves Pierce, Thurston, and Mason Counties in the South Puget Sound region of Washington through its twelve full service banking offices and its Internet Website www.HeritageBankWA.com. Central Valley Bank serves Yakima and Kittitas Counties in central Washington through its six full service banking offices. Additional information about Heritage Financial Corporation is available on its Internet Website www.HF-WA.com.